UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 4, 2010

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company's 2010 Annual Meeting (the "Annual Meeting") of Stockholders was held on May 4, 2010 in Rutland, Vermont.  Of the 11,729,766 shares of the Company's Common Stock outstanding as of the close of business on the February 26, 2010 record date, 9,885,553 shares (84%) were represented in person or by proxy at the Annual Meeting.

The Company's stockholders voted on two matters at the Annual Meeting as follows:

1)	the election of one director for a term of one year and three directors for a term of three years; and,

2)	the ratification of the appointment of Deloitte& Touche LLP as the independent registered public accountants for fiscal year ending December 31, 2010.

Set forth below are the results of the votes taken at the Annual Meeting.

Item 1 required the affirmative vote of a plurality (nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present) of the votes cast by the shares entitled to vote.

l) Nominee for Director elected whose terms will expire in year 2011.
Name	Votes FOR	Votes WITHHELD
Elisabeth B. Robert	7,925,770	412,880

l) Nominees for Director elected whose terms will expire in year 2013.
Name	Votes FOR	Votes WITHHELD
John M. Goodrich	7,940,604	398,046
Janice L. Scites	8,019,775	318,875
William J. Stenger	8,088,844	249,806

Item 2 required the affirmative vote of holders of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.

2) Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal year ending December 31, 2010.
FOR	AGAINST	ABSTAIN
9,716,530	120,529	48,494

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
May 7, 2010